October 11 2011

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549
Attn. Document Control

RE  American Depositary Receipts
representing one deposited share of
Telecomunicacoes de Sao Paulo S.A. - TELESP
(Form F-6 Registration No.  333-174806)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933 as amended on behalf of The Bank of New York Mellon as Depositary for securities against which American Depositary
Receipts are to be issued we attach a copy of the new prospectus (Prospectus) reflecting the name change from Telecomunicacoes de Sao Paulo S.A. - Telesp to Telefonica
Brasil S.A..

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the
Form F-6 Registration Statement the Prospectus consists of the ADR certificate with the revised name for the company.

The Prospectus has been revised to reflect the new name and has been overstamped with

Effective October 11 2011 the companys name has been changed to Telefonica Brasil S.A.

Please contact me with any questions or comments at 212
815-4831.

Perry Palma Gil
Vice President
The Bank of New York Mellon - ADR Division
Encl. CC Paul Dudek Esq. (Office of International Corporate
Finance)






101 Barclay Street 22nd Floor West New York NY 10286